                                                                     EXHIBIT 11


                    MATRIA HEALTHCARE, INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                (Amounts in thousands, except per share amounts)
                                  (Unaudited)


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
                                                             THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                   JUNE 30,                      JUNE 30,
                                                            ----------------------         ----------------------
                                                              2003           2002           2003           2002
                                                            -------        -------         -------        -------

BASIC:
Net earnings (loss)                                         $ 1,744        $  (721)        $ 2,864        $   897
                                                            =======        =======         =======        =======

Shares:
Weighted average number of common shares outstanding         10,116          9,055          10,098          9,012
                                                            =======        =======         =======        =======

Net earnings (loss) per common share                        $  0.17        $ (0.08)        $  0.28        $  0.10
                                                            =======        =======         =======        =======


DILUTED:
Net earnings (loss)                                         $ 1,744        $  (721)        $ 2,864        $   897
                                                            =======        =======         =======        =======

Shares:
Weighted average number of common shares outstanding         10,116          9.055          10,098          9.012
Shares issuable from assumed exercise of options                186             --             100            217
                                                            -------        -------         -------        -------

                                                             10,302          9,055          10,198          9,229
                                                            =======        =======         =======        =======

Net earnings (loss) per common share                        $  0.17        $ (0.08)        $  0.28        $  0.10
                                                            =======        =======         =======        =======
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